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                                                                    EXHIBIT 99.1

                    DEARBORN BANCORP REPORTS RECORD EARNINGS;
                        TOTAL ASSETS SURPASS $400 MILLION

         DEARBORN, Michigan, October 21, 2003 ... Dearborn Bancorp, Inc. (Nasdaq: DEAR), the holding company for Community Bank of Dearborn, today reported earnings of $2,349,000 or $0.78 per diluted common share for the first nine months of 2003. This figure is 25.5 percent greater than earnings of $1,871,000 ($0.65 per diluted common share) for the same period one year ago. Earnings for the Third Quarter ended September 30, 2003, were $1,010,000 ($0.33 per diluted common share), 16.4 percent more than the same quarter in 2002 when the Corporation reported earnings of $868,000 ($0.30 per diluted common share).

         During the 12 months ended September 30, 2003, the Corporation's Total Assets increased 37.8 percent to stand at $409,287,000 on that date, compared to $296,938,000 one year earlier. This was the first time that Total Assets exceeded $400 million at the end of a financial reporting period. During the same one-year period, Total Deposits went up 40.0 percent to $343,825,000 while Total Loans increased by 49.3 percent to $374,963,000.

         Michael J. Ross, President and Chief Executive Officer of both the Holding Company and the Bank, issued his organization's earnings report. He added, "This was the first time that we earned more than $1 million in a quarter and the first time that our Total Assets exceeded $400 million at the end of a quarter. These are both important milestones for our Corporation as we approach the Tenth Anniversary of the opening of Community Bank of Dearborn. In that time, we believe that we have succeeded in building a sound and profitable institution with tremendous prospects for further growth and success in the years ahead."

         Ross went on to say, "Our recent office openings have given us an opportunity to develop a considerable volume of profitable lending business and aggressive pricing of savings products has allowed us to acquire the low cost funds we needed to support that loan growth. As a consequence, our net interest income is running almost 40 percent ahead of last year at a time when many of our community bank peers have been experiencing severe pressure on their interest margins. In short, we are well satisfied with our current situation and optimistic about the remainder of this year."

         Dearborn Bancorp, Inc., is a registered bank holding company. Its sole subsidiary is Community Bank of Dearborn. The Bank operates offices in Dearborn, Dearborn Heights, Plymouth Township, Canton Township, Clinton Township, Southgate, and Auburn Hills in the State of Michigan. The Corporation's common shares trade on the Nasdaq National Market under the symbol DEAR.


Contact: Michael J. Ross, President or Jeffrey L. Karafa, CFO at (313) 565-5700.

                           FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and about the Corporation and the Bank. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "plans," "projects," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events (whether anticipated or unanticipated), or otherwise.

Future Factors include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior as well as their ability to repay loans; and changes in the national and local economy. These are representative of the Future Factors and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.



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                             DEARBORN BANCORP, INC.

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(In thousands, except share and per share data)        THREE MONTHS ENDED              NINE MONTHS ENDED
                                                          SEPTEMBER 30                    SEPTEMBER 30

CONDENSED STATEMENT OF INCOME:                        2003             2002            2003            2002
                                                   -----------     -----------     -----------     -----------
Interest income                                    $     6,116     $     4,801     $    17,165     $    13,243
Interest expense                                         1,971           1,885           6,519           5,538
                                                   -----------     -----------     -----------     -----------
Net interest income                                      4,145           2,916          10,646           7,705
Provision for loan losses                                  671             400           1,410             888
                                                   -----------     -----------     -----------     -----------
Net interest income after provision                      3,474           2,516           9,236           6,817
Non-interest income                                        772             579           2,429           1,130
Non-interest expense                                     2,721           1,780           8,113           5,114
                                                   -----------     -----------     -----------     -----------
Net income before taxes                                  1,525           1,315           3,552           2,833
Income tax provision                                       515             447           1,203             962
                                                   -----------     -----------     -----------     -----------
Net income                                         $     1,010     $       868     $     2,349     $     1,871
                                                   ===========     ===========     ===========     ===========

SHARE DATA:
Weighted avg no. of shares outstanding - basic       2,788,968       2,726,869       2,770,525       2,726,297
Weighted avg no. of shares outstanding - diluted     3,058,741       2,882,246       3,004,644       2,858,282
Period end shares outstanding                                                        2,797,084       2,737,029

PER COMMON SHARE DATA:
Net income, basic                                  $      0.36     $      0.32     $      0.85     $      0.69
Net income, diluted                                $      0.33     $      0.30     $      0.78     $      0.65
Closing Stock Price                                                                $     20.90     $     15.44
Book Value                                                                         $     11.96     $     11.18

PROFITABILITY RATIOS, ANNUALIZED:
Return on average stockholders' equity                   12.17%          11.65%           9.75%           8.66%
Return on average total assets                            1.03%           1.19%           0.82%           0.91%
Average equity to average total assets                    8.45%          10.10%           8.37%          10.45%

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CONDENSED BALANCE SHEET:                                             SEP 30          Dec 31          Sep 30
                                                                      2003            2002            2002
                                                                   -----------     -----------     -----------
Assets
     Cash and equivalents                                          $    13,694     $    19,450     $    20,597
     Mortgage loans held for sale                                        2,727           9,852             380
     Investment securities, available for sale                          12,993          23,249          20,657
     Loans                                                             374,963         267,522         251,174
     Allowance for loan losses                                          (4,016)         (2,875)         (2,700)
     Other assets                                                        8,926           7,902           6,830
                                                                   -----------     -----------     -----------
Total assets                                                       $   409,287     $   325,100     $   296,938
                                                                   ===========     ===========     ===========

Liabilities and stockholders' equity
     Deposits                                                      $   343,825     $   262,086     $   245,572
     Federal Home Loan Bank advances                                    20,638          20,660          20,660
     Other liabilities                                                   1,377           1,663             911
     Trust preferred securities                                         10,000          10,000             ---
     Stockholders' equity                                               33,447          30,691          29,795
                                                                   -----------     -----------     -----------
Total liabilities and stockholders' equity                         $   409,287     $   325,100     $   296,938
                                                                   ===========     ===========     ===========

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